UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 2, 2005

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

(a)                                  Amendment to Rights Agreement

Please refer to the disclosure provided under Item 3.03 of this Current Report on Form 8-K.

(b)                                 Amendments to Stock Option Plans

As of August 2, 2005, the Board of Directors of Cubist Pharmaceuticals, Inc. (the “Company “) amended the Company’s Amended and Restated 2000 Equity Incentive Plan and the Company’s Amended and Restated 2002 Directors’ Stock Option Plan (collectively, the “Plans”) (i) to expressly prohibit the repricing of outstanding stock options or restricted stock without stockholder approval and (ii) to expressly prohibit the making of loans to any directors, officers, employees or consultants to enable them to pay the exercise price of their options or the purchase price of restricted stock granted under the Plans.  The amendments effecting these changes to the Plans are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 3.03                                             Material Modification to Rights of Security Holders

On August 2, 2005, the Company and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A.), as Rights Agent (the “Rights Agent”), entered into a Third Amendment to Rights Agreement (the “Third Amendment”), to amend that certain Rights Agreement, dated as of July 21, 1999 between the Company and the Rights Agent (the “Rights Agreement”).  The Rights Agreement was previously amended by the First Amendment to Rights Agreement, dated as of March 3, 2000, between the Company and the Rights Agent and the Amendment to Rights Agreement, dated as of March 20, 2003, between the Company and the Rights Agent.

The Third Amendment adds a provision for a TIDE (three-year independent director evaluation) Committee.  The TIDE Committee will consist of independent members of the Company’s Board of Directors and will review and evaluate the Rights Agreement to consider whether it continues to be in the best interests of the Company, its stockholders and any other relevant constituencies of the Company (i) at least every three years and (ii) sooner if an acquisition proposal is made that the TIDE Committee believes would make such a review and evaluation appropriate.  Following each such review, the TIDE Committee will communicate its conclusions to the Board of Directors, including any recommendation as to whether the Rights Agreement should be modified or the Rights (as defined in the Rights Agreement) should be redeemed. The Company’s Corporate Governance and Nominating Committee will serve as the TIDE Committee as long as its members satisfy the independence requirement.

Copies of the Rights Agreement and all amendments thereto are attached to this Current Report on Form 8-K as Exhibits 4.1 through 4.4 and are incorporated herein by reference.

Item 5.05                                             Amendment to Code of Ethics

On August 2, 2005, the Board of Directors of the Company authorized, approved and adopted an Amended and Restated Code of Conduct and Ethics to add reference to the Company’s Chief Compliance Officer and to modify certain references to internal Company policies.  The Amended and Restated Code of Conduct and Ethics is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

4.1	Rights Agreement, dated as of July 21, 1999, between the Company and BankBoston, N.A., as Rights Agent.

4.2	First Amendment to the Rights Agreement, dated as of March 3, 2000, between the Company and Fleet National Bank (f/k/a BankBoston, N.A.), as Rights Agent.

4.3	Amendment to the Rights Agreement, dated as of March 20, 2002, between the Company and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A.), as Rights Agent.

4.4	Third Amendment to the Rights Agreement, dated as of August 2, 2005 between the Company and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A.), as Rights Agent.

10.1	First Amendment to Amended and Restated 2000 Equity Incentive Plan of Cubist Pharmaceuticals, Inc., effective as of August 2, 2005.

10.2	First Amendment to Amended and Restated 2002 Directors’ Stock Option Plan of Cubist Pharmaceuticals, Inc., effective as of August 2, 2005.

10.3	Amended and Restated Code of Conduct and Ethics of Cubist Pharmaceuticals, Inc., effective as of August 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
Senior Vice President, General Counsel & Secretary

Dated: August 5, 2005